Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this 24th day of September, 2012 effective for the term provided herein, by and between CTI Industries Corporation, an Illinois corporation (hereinafter referred to as the “Company”) and Howard W. Schwan (hereinafter referred to as the “Employee”).

WHEREAS, the Employee is presently, and for some time has been, employed as an executive for the Company; and

WHEREAS, the Company desires to be assured of the continued association and services of Employee and Employee desires to continue in the employment of the Company on the terms provided herein.

NOW, THEREFORE, in consideration of the continued employment or retention of Employee by the Company, and the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.            Employment, Duties.

1.1           The Company hereby employs Employee and Employee hereby accepts employment by the Company on the terms, covenants and conditions herein contained.

1.2           The Employee is hereby employed by the Company as Executive Vice President. During the term of this Agreement, the principal duties of Employee shall be to maintain, promote and enhance the business relationship among the Company and Dollar Tree Stores and Rapak, L.L.C. Employee shall also utilize reasonable commercial efforts to develop and enhance the sales by the Company of its current lamination product lines as shall be requested or directed by the Company from time to time. Employee shall report to John H. Schwan, Chief Executive Officer of the Company, and Stephen M. Merrick, President of the Company.

1.3           During the term of Employee’s employment hereunder, and subject to the other provisions hereof, Employee shall, for the time provided herein, devote his energies, interest, abilities and productive time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company. During the term of Employee’s employment hereunder, Employee shall devote approximately 40 hours per month to the performance of his duties hereunder.

1.4           During the term of Employee’s employment hereunder, Employee shall be entitled to engage in activities and to perform services for, and receive compensation from, persons or entities other than the Company subject to the limitations and restrictions provided in paragraph 8 hereof.

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2.            Compensation and Benefits.

2.1           The Company shall pay to Employee during the term of employment hereunder a basic salary at the rate of Sixteen Thousand One Hundred Twenty-five ($16,125.00) Dollars per month, payable bi-weekly. Such basic salary shall be paid by the Company to Employee, less amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations.

2.2           If Employee shall be absent from work on account of personal injuries or sickness, he shall continue to receive the payments provided for in paragraph 2.1 hereof.

2.3           Benefits; Expense Reimbursement.

2.3.1           The Employee shall be entitled to, and shall receive, all other benefits of employment available to other employees of the Company generally, including, without limitation, participation in any hospital, surgical, medical or other group health plans or accident benefits, life insurance benefits, pension, profit sharing or retirement plans (including 401(k) plan participation and receipt of Company matching contributions thereunder), or vacation plans or benefits as shall be instituted and maintained by the Company.

2.3.2           During the term of the Agreement, the Company shall pay or reimburse Employee for the premiums on the life insurance policy covering Employee and in effect on the date hereof.

2.3.3           Employee shall accrue vacation time through December 31, 2012 and be entitled to receive payment for all accrued but unused vacation time at the expiration of the term.

2.3.4           During the term hereof, the Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Employee’s supervisor or the Company may from time to time establish. Employee shall provide to the Company promptly after incurring any such expenses a detailed report thereof and such information relating thereto as the Company shall from time to time require. Such information shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes.

2.3.5           During the term of the Agreement, the Company shall reimburse Employee for club dues for up to two clubs at an aggregate annualized rate of not to exceed $10,000.00.

2.3.6           Employee shall participate in the Company’s Incentive Compensation Plan and shall receive bonus payments for 2012 (even if such bonus payments are scheduled to be paid after his termination date) as determined under the Incentive Compensation Plan at such levels as shall be approved in good faith by the Compensation Committee of the Board of Directors consistent with past practice.

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2.3.7        The Company will (i) provide an office for the use of Employee at a location mutually selected by Employee and the Company and (ii) the Company will provide administrative support to Executive as necessary for Executive to perform the services provided for hereunder

3.            Term. The employment of Employee hereunder shall be for a term commencing on September 24, 2012 and expiring on December 31, 2012.

4.            Termination.

4.1         The Company shall be entitled to terminate the Employee’s employment under this Agreement by written notice to Employee prior to the expiration of its term in the event of an Event of Default with respect to Employee as provided herein.

4.2         For purposes of this Agreement, an Event of Default with respect to Employee shall include:

4.2.1        An intentional and material breach by Employee of the obligations of Employee under this Agreement that is not cured by Employee after 30 days’ notice thereof from the Company; or

4.2.2        Commission by Employee of any act of theft, fraud or embezzlement against the Company.

4.3         Employee shall be entitled to terminate his employment with the Company under this Agreement prior to the expiration of its term upon the occurrence of an Event of Default with respect to the Company.

4.4         For purposes of this Agreement an Event of Default with respect to the Company shall include:

4.4.1       Any failure by the Company to perform its obligations to Employee under this Agreement and (if such failure can be cured) the failure by the Company to cure such failure within 30 days after written notice thereof shall have been given to the Company by Employee;

4.4.2       During the term of the Agreement or thereafter, the Company:

(a)          making an admission in writing of its inability to pay its debts generally as they become due,

(b)          filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency under the laws of the United States of America or any state thereof,

(c)          making an assignment for the benefit of its creditors,

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(d)          consenting to the appointment of a receiver of itself or of the whole or any substantial part of its property,

(e)          suffering the entry of an order for relief under any chapter of Title 11 of the United States Code, or

(f)          filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

4.5           In the event of termination of this Agreement and Employee’s employment hereunder by the Company pursuant to Section 4.1 or by the Employee pursuant to Section 4.3 hereof, all rights and obligations of the Company and Employee hereunder shall terminate on the date of such termination, except for (i) Employee’s right to receive all salary, additional compensation and benefits which shall have accrued prior to the date of such termination, (ii) rights of the Company or Employee which shall have accrued hereunder prior to the date of such termination and (iii) rights and obligations of the Company or Employee under provisions of this Agreement provided herein to survive termination of employment of Employee hereunder, which rights and obligations shall survive expiration or termination hereof and the Company and Employee shall continued to be bound thereby in accordance with the terms thereof.

5.            Confidential Information.

5.1           “Confidential Information” for purposes of this Agreement means any and all information disclosed by the Company to Employee, whether provided or received orally or in writing, relating to or concerning the business, projects, products, processes, formulas, know-how, techniques, designs or methods of the Company, whether relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, inventions, ideas, concepts, processes and designs relating to products of the Company, whether now existing or hereafter developed, and all prices, customer or distributor names, customer or distributor lists, marketing and other relationships, whether contractual or not, between the Company, its suppliers, customers, distributors, employees, agents, consultants and independent contractors.

5.2           Employee agrees that he will not disclose any Confidential Information to any person and will not use any Confidential Information for any purpose other than in the performance of his duties for the Company, in the course of business dealings with the Company, as authorized by the Company or as required by law. Confidential Information shall not include information, which, at the time, Employee can show (i) is generally known to the public other than as a result of disclosure by the Employee or by other wrongful disclosure or (ii) became known to the Employee from a source other than the Company or any of its employees, agents or representatives in a communication not involving a wrongful disclosure.

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5.3           Employee agrees that, during the term hereof or while Employee shall receive compensation hereunder and after termination of his employment with the Company for so long as the Confidential Information shall not be generally known or generally disclosed (except by Employee or by means of wrongful use or disclosure), Employee shall not use any Confidential Information, except on behalf of the Company, or disclose any Confidential Information to any person, firm, partnership, company, corporation or other entity, except in the course of his duties for the Company or as authorized by the Company or as required by law.

5.4           Employee acknowledges and agrees that the obligations under this Section 5 shall survive expiration or termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

6.            Inventions.

6.1           “Inventions” shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by Employee.

6.2           Employee covenants and agrees to communicate and fully disclose to the Company any and all Inventions made or conceived by him during the performance of his duties for the Company with respect to Conflicting Products and further agrees that any and all such Inventions with respect to Conflicting Products which he may conceive or make, during the term hereof or while receiving any compensation or payments from the Company, shall be at all times and for all purposes regarded as acquired and held by him in a fiduciary capacity and solely for the benefit of the Company. The provisions of this Section 6.2 shall not apply to an invention for which no equipment, supplies, facilities, Confidential Information or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the invention relates from any work performed by Employee for the Company.

6.3           Employee acknowledges and agrees that the obligations under this Section 6 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

7.            Writings and Working Papers.

7.1           Employee covenants and agrees that any and all letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of the Company or in the performance of Employee’s duties hereunder, Confidential Information referred to in Section 5.1 hereof and all notes, records and drawings made or kept by him of work performed in connection with his employment by the Company shall be and are the sole and exclusive property of the Company and the Company shall be entitled to any and all rights relating thereto. Employee also agrees that upon request he will place all such notes, records and drawings in the Company’s possession and will not take with him without the written consent of a duly authorized officer of the Company any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment of the business, books, textbooks, pamphlets, documents work or investigations of the Company.

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7.2           Employee acknowledges and agrees that the obligations under this Section 7 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein.

8.            Restrictive Covenants.

8.1         For purposes of this paragraph:

8.1.1           “Conflicting Organization” means any person, firm, company, partnership, business, corporation, or other entity engaged in, or intending to engage in, research, development, production, marketing or selling a Conflicting Product.

8.1.2           “Conflicting Product” includes any balloon product, including without limitation, latex, foil or clear plastic balloon product.

8.1.3           “Conflicting Film Product” means any film product (i) incorporating a zipper closure, (ii) incorporating embossed film or (iii) constituting a pouch or bag and utilizing evacuation means, to the extent such product competes with, or is reasonably interchangeable as a substitute for, any product produced, marketed or sold by the Company.

8.1.4           “Related Film Product” means and includes any and all film products of the kind currently produced by the Company, and, in general, includes any film product which competes with, or is reasonably interchangeable as a substitute for, any film product which is currently produced or marketed by the Company.

8.1.5           “Territory” shall mean the United States of America and its possessions and territories.

8.2         Employee acknowledges and agrees:

8.2.1           That the Company has developed, and is developing and establishing, a valuable and extensive trade in its services and products, including without limitation, latex, foil and clear balloons, bags and pouches and printed and laminated films.

8.2.2           That the Company has developed, and is developing, at great expense, technical information concerning its products, production and methods of marketing and sale which are kept and protected as Confidential Information and trade secrets and are of great value to the Company;

8.2.3           That, during the course of his employment with the Company and during the term of this Agreement, Employee has acquired and will acquire, possession of Confidential Information.

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8.2.4           That the conduct covered by the restrictive covenant in this paragraph includes only a percentage of the total number of entities and individuals who are customers or distributors or potential customers or distributors of products with respect to which Employee has knowledge or expertise, that Employee will be able to utilize his knowledge, experience and expertise for an employer or otherwise while fully complying with the terms of this paragraph and that the terms and conditions of this paragraph are reasonable and necessary for the protection of the Company’s business and assets.

8.3           Employee agrees that, during the term of this Agreement, for so long as Employee shall be receiving compensation hereunder, and for a period of 24 months from and after the date of expiration or termination of this Agreement (unless a different period is provided below), directly or indirectly, whether as an employee, independent distributor, agent, officer, consultant, partner, owner, shareholder or otherwise,

(i)          he will not, in the Territory, solicit for the sale of, or participate with, provide services to, or be employed by any Conflicting Organization which shall produce, market or sell, any Conflicting Product;

(ii)         during the term of the Consulting Agreement entered into between Employee and the Company of even date herewith (the “Consulting Agreement”), he will not, in the Territory, represent or provide services to any person, firm, company or organization other than the Company in connection with the development, production or sale of any Conflicting Film Product;

(iii)        during the term of the Consulting Agreement, Consultant and Schwan will not offer or solicit any current customer or business relationship of the Company, for the sale of any products which are Conflicting Products, Conflicting Film Products or Related Film Products; and

(iv)        during the term of the Consulting Agreement, he will first offer to the Company, with any prospective customer, the opportunity to provide and sell any Related Film Product (which offer the Company shall respond to within 15 days of its receipt thereof, and, if the Company fails to so timely respond, the Company shall be deemed to have declined such offer).

Subject to the terms of this paragraph and the other provisions of this Agreement, the Company acknowledges and agrees that, during the term of this Agreement, and thereafter, Employee may provide services to persons or entities other than the Company, including, without limitation, (i) the development of products including film products and (ii) solicitation for the sale of, marketing and distribution of film products.

8.4           Employee acknowledges and agrees that the obligations under this Section 8 shall survive termination of this Agreement and Employee shall continue to be bound by this provision as provided herein. Notwithstanding the foregoing, or anything herein to the contrary, upon the occurrence of an Event of Default with respect to the Company or a Change in Control (as defined below), the Company acknowledges and agrees that Employee shall no longer be bound by the obligations under this Section 8 and may immediately thereafter provide services to persons or entities other than the Company without any limitation.

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8.5         For purposes of this Agreement, a Change in Control shall mean any one of the following events during the term of this Agreement or thereafter:

8.5.1           any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes, after the date of this Agreement, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than a person presently owning 20% or more of the outstanding voting securities of the Company, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

8.5.2           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

8.5.3           individuals who constitute the Board of Directors of the Company (the “Board”) as of immediately following date of this Agreement (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the the date of this Agreement whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Company (as such terms are used in Rule 14a-12(c) under the Exchange Act); or

8.5.4           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

9.            Survival. All provisions of this Agreement provided herein to survive expiration of the term or termination of employment of Employee hereunder, shall survive such expiration or termination and the Company and Employee shall continue to be bound by such provisions in accordance with the terms thereof. Without limiting the foregoing, the obligations of Employee pursuant to Sections 5, 6, 7 and 8 provided herein shall survive such expiration or termination and the Employee shall continue to be bound by such provisions in accordance with their terms.

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10.          Assignment. The rights and duties of a party hereunder shall not be assignable by that party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and shall require the assumption thereof by, any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

11.          Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

12.          Severability. If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

13.          Notices. All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

If to the Company:	Stephen M. Merrick
President
CTI Industries Corporation
22160 N. Pepper Road
Lake Barrington, IL 60010

If to Employee:	Howard W. Schwan
(at the address most recently on file with the Company)

Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

14.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto, including without limitation any agreements providing for compensation of any kind including deferred compensation or salary continuation, and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

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15.          Waivers. No failure by either party to exercise any of such party’s rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party’s rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party’s rights as to such default or any subsequent default.

16.                        Governing Law. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Illinois and its validity, effect, performance, interpretation, construction and enforcement shall be

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYEE	CTI INDUSTRIES CORPORATION

/s/ Howard W. Schwan	By:	/s/ Stephen M. Merrick
Howard W. Schwan		Stephen M. Merrick
President

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